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EXHIBIT 99.22

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to being named in the Registration Statement on Form S-4 (File No. 333-137506) filed by NYSE Euronext, Inc. and in the related Prospectuses forming a part thereof, and any amendments thereto (including post-effective amendments), as a person who will become a director of NYSE Euronext, Inc.

Dated: November 20, 2006
/s/ James S. McDonald James S. McDonald

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CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR